Exhibit 99.1

WASTE CONNECTIONS COMMENTS ON STATUS

OF CHIQUITA CANYON LANDFILL PERMIT

TORONTO, ONTARIO, April 20, 2017 - Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) today commented on the status of the permit extension and expansion for its Chiquita Canyon Landfill in southern California.

On April 19, 2017, the Los Angeles County (the “County”) Regional Planning Commission (the “Commission”) approved granting a 30 year extension and expansion of Chiquita Canyon Landfill’s conditional use permit. As approved by the Commission, the proposed conditional use permit includes several new operational conditions and increases in fees payable to the County, compared to fees under the existing permit for the landfill. The final conditional use permit is subject to appeal to the County’s Board of Supervisors (the “Board of Supervisors”).

Waste Connections intends to appeal the Commission’s decision to the Board of Supervisors and expects a public hearing on the appeal prior to the final vote, which is expected to occur within the next two to three months. If the Board of Supervisors approves the conditional use permit without modification, the Company believes continued operation of the site likely to be economically unviable due to the proposed operational restrictions and significant fee increases.

About Waste Connections

Waste Connections is an integrated solid waste services company that provides waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets in the United States and Canada. Through its R360 Environmental Solutions subsidiary, Waste Connections is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than six million residential, commercial, industrial, and exploration and production customers in 39 states in the U.S., and five provinces in Canada. Waste Connections also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest.

For more information, visit the Waste Connections website at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at either (905) 532-7510 or (832) 442-2200. Investors can also obtain these materials and other documents filed with the Securities and Exchange Commission (SEC) and the securities commissions or similar regulatory authorities in Canada free of charge at the SEC’s website, www.sec.gov, and at the System for Electronic Document Analysis and Retrieval (SEDAR) maintained by the Canadian Securities Administrators at www.sedar.com.

Safe Harbor and Forward-Looking Statements

This press release contains forward-looking statements (which include “forward-looking information” as that term is defined in the applicable securities laws in Canada) within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections’ current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “expects,” “intends” or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable Canadian securities laws. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about the appeal, hearing and final vote on the Chiquita Canyon Landfill permit extension and expansion, the related operational restrictions and fee increases, and the Company’s resulting action with respect to the landfill. Important factors that could cause actual results to differ materially from those in the forward-looking statements, include, but are not limited to risk factors detailed from time to time in filings that have been made by the Company with the Securities and Exchange Commission and the securities commissions or similar regulatory authorities in Canada. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

CONTACT:
Worthing Jackman / (832) 442-2266	Mary Anne Whitney / (832) 442-2253
worthingj@wasteconnections.com	maryannew@wasteconnections.com